EXHIBIT 99.1
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( BW) (PARADIGM-TECHNOLOGY) (PRDM) Paradigm Technology To Be Listed On
Nasdaq SmallCap Market

                  Business Editors

                  MILPITAS, Calif.--(BUSINESS WIRE)--Aug. 22, 1997--Paradigm Technology Inc. (Nasdaq:PRDM) Friday announced that its company's stock listing has been transferred to the Nasdaq SmallCap Market effective Aug. 22.
                  Known for its leading-edge growth companies, the Nasdaq market has two tiers: the Nasdaq National Market, which lists larger companies with the most actively traded securities, and the Nasdaq SmallCap Market which lists emerging growth companies.
                  With headquarters in Milpitas, Paradigm Technology designs, develops and markets high speed, high density SRAM semiconductor devices to meet the needs of advanced telecommunications, networking, workstations, high performance computers, advanced modems and complex military/aerospace applications.
                  The company focuses on high performance, sub-10ns SRAMs where its technology and product design leadership can best be utilized. Paradigm maintains a Website at www.prdm.com.

                  CONTACT:  Paradigm Technology Inc., Milpitas
                            Michael Gulett, 408/954-0500
                                             or
                            Self & Associates
                            Trudy M. Self, 818/880-5437